UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 21, 2017

Entia Biosciences, Inc.
 (Exact name of registrant as specified in charter)

Commission File Number:   000-52864

Nevada	26-0561199
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

13565 SW Tualatin-Sherwood Road, Suite 800 Sherwood, Oregon	97140
(Address of principal executive offices)	(Zip Code)

(971) 228-0709
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On February 21, 2017, we received an executed, definitive licensing agreement (the “License”) with GROH Beauty Corp (the “Licensee”) under which we granted certain exclusive worldwide rights to manufacture and distribute our GROH beauty products.  The License calls for a front-end license fee, half of which is non-refundable and the other half of which is subject to a number of factors during a due diligence period, as well as royalties over a period of years, also subject to the completion of the due diligence period, until the license is paid in full and thereby becomes an exclusive perpetual license of the Licensee.  The total value of the license fees and royalties to us is $1,150,000.  The License calls for and was accompanied by a separate executed agreement under which we are to manufacture and sell our ErgoD2® compound exclusively to the Licensee for its use in the cosmetic and beauty care markets.  As this manufacturing agreement provides for price adjustments and is expected to run for a number of future years concurrent with the License, its positive value to us is inestimable at this time.  Additionally, the License calls for a separate agreement through which our Chief Science and Technology Officer, Dr. Marvin Hausman, will provide consulting services to the Licensee.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release

99.2	License Agreement between Entia Biosciences, Inc. and GROH BEAUTY PRODUCTS†

99.3	Contract for Sale of Goods between Entia Biosciences, Inc. and GROH BEAUTY PRODUCTS†

†             Confidential treatment has been requested for portions of these exhibits. These portions have been omitted and filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTIA BIOSCIENCES, INC.
(Registrant)

Date: February 24, 2017	By:	/s/ Carl Johnson
Carl Johnson
President and CEO

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release

99.2	License Agreement between Entia Biosciences, Inc. and GROH BEAUTY PRODUCTS†

99.3	Contract for Sale of Goods between Entia Biosciences, Inc. and GROH BEAUTY PRODUCTS†

†             Confidential treatment has been requested for portions of these exhibits. These portions have been omitted and filed separately with the Securities and Exchange Commission.